Exhibit 99.1

IO Biotech Announces Appointment of David V. Smith to its Board of Directors

New York, New York – March 3, 2022: IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform, announced the appointment of David V. Smith, MBA to its Board of Directors. Mr. Smith, a veteran biotech executive with over 30 years of experience in executive and financial leadership, will serve on the Audit Committee of the Board.

“David is a welcome addition to the IO Biotech Board, bringing substantial experience in guiding multiple biotech companies through all stages of development as well as deep expertise in finance and corporate governance,” said Mai-Britt Zocca, Ph.D., CEO and founder of IO Biotech. “We are fortunate to have someone of David’s caliber join us as we pursue our passion to serve cancer patients.”

“I am delighted to join the Board at this exciting time in IO Biotech’s evolution,” said Mr. Smith. “With compelling data, a promising late-stage pipeline of immune-modulating cancer therapies based on its T-win® platform, and a solid balance sheet, the Company is well positioned to execute on its mission and advance its programs towards data readouts.”

Mr. Smith most recently served as Executive Vice President and Chief Financial Officer at Five Prime Therapeutics, a publicly traded company focused on discovering and developing novel immuno-oncology protein therapeutics, acquired by Amgen in April 2021. Previously, Mr. Smith served as Chief Operating Officer of IntegenX and Chief Financial Officer of Thoratec, Chiron and Anergen, Inc. He has also held finance positions with Genentech, Inc., Syntex, and IBM. Mr. Smith is currently the Chair of the Audit and Strategy Committees of Codexis, Inc., the Chair of the Audit Committee of Neurelis, Inc., and a Director of Acepodia, Inc. Previously, he served as chair of the Audit Committee and a Director of OncoGenex Pharmaceuticals, Inc., and of Perlegen Sciences, Inc. Mr. Smith holds a BA in economics and history from Willamette University and an MBA in finance from Golden Gate University.

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform. The T-win® platform is a novel approach to cancer immunotherapy designed to activate naturally occurring T cells to target immunosuppressive mechanisms. IO Biotech is advancing in clinical studies its lead immuno-oncology candidate, IO102-IO103, targeting IDO and PD-L1, and through clinical and preclinical development its other pipeline candidates. IO Biotech is headquartered in Copenhagen, Denmark and has additional offices within the United States (New York, New York and Rockville, Maryland) and United Kingdom (Monmouthshire).

IO Biotech ApS Ole Maaløes Vej 3 2200 Copenhagen N, Denmark www.iobiotech.com	Page 1 of 2

For further information, please visit www.iobiotech.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding future clinical trials, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Company Contact:

Mai-Britt Zocca, Ph.D.

CEO and founder of IO Biotech

mz@iobiotech.com

Keith Vendola, M.D.

CFO

IO Biotech, Inc.

kv@iobiotech.com

Investor Inquiries:

Corey Davis, Ph.D.

LifeSci Advisors

212-915-2577

cdavis@lifesciadvisors.com

IO Biotech ApS Ole Maaløes Vej 3 2200 Copenhagen N, Denmark www.iobiotech.com	Page 2 of 2